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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT



Name                               State of Organization or Incorporation
----                               --------------------------------------

Broadview Networks, Inc.           New York corporation

Open Support Systems, LLC          Connecticut limited liability company

Broadview Networks of              Delware corporation
Massachusetts, Inc.

Broadview Networks of              Virginia corporation
Virginia, Inc.